Exhibit 99.1

Allarity Therapeutics Reports First Quarter 2022 Financial Results

Cambridge, MA U.S.A. (May 27, 2022) — Allarity Therapeutics, Inc. (“Allarity” or the “Company”), a clinical-stage pharmaceutical company developing novel oncology therapeutics together with drug-specific DRP® companion diagnostics for personalized cancer care, today reported financial results for the first quarter ended March 31, 2022.

First Quarter Financial Results

Balance Sheet: As of March 31, 2022, Allarity’s cash was $14.5 million, as compared to $19.6 million as of December 31, 2021.

R&D Expenses: Research and Development (R&D) expenses were $1.3 million for the three months ended March 31, 2022, compared to $1.3 million for the quarter ended March 31, 2021.

Impairment of Intangible Assets: Impairment of Intangible Assets was $14.0 million for the three months ended March 31, 2022, compared to nil for the quarter ended March 31, 2021.

G&A Expenses: General and Administrative (G&A) expenses were $3.0 million for the three months ended March 31, 2022, as compared to $1.2 million for the three months ended March 31, 2021.

Net Loss: Net loss was $3.1 million for the three months ended March 31, 2022, compared to $3.1 million for the comparable period in 2021.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (Nasdaq: ALLR) develops drugs for personalized treatment of cancer guided by its proprietary and highly validated companion diagnostic technology, the DRP® platform. The Company has a mature portfolio of five drug candidates: stenoparib, a PARP inhibitor in Phase 2 development for ovarian cancer; dovitinib, a post-Phase 3 pan-tyrosine kinase inhibitor; IXEMPRA® (Ixabepilone), a microtubule inhibitor approved in the U.S. for the treatment of second-line metastatic breast cancer and in Phase 2 development in Europe for the same indication; and 2X-111, a liposomal formulation of doxorubicin in Phase 2 development for metastatic breast cancer and/or glioblastoma multiforme (GBM), which is the subject of discussions for a restructured out-license to Smerud Medical Research International AS. LiPlaCis®, a liposomal formulation of cisplatin and its accompanying DRP® is being developed via a partnership with Chosa ApS, an affiliate of Smerud Medical Research International, for late-stage metastatic breast cancer. The Company is headquartered in the United States and maintains an R&D facility in Hoersholm, Denmark. For more information, please visit the Company’s website at www.Allarity.com

Allarity Therapeutics, Inc.   |  210 Broadway, #201  |   Cambridge, MA   |   U.S.A.   |   NASDAQ: ALLR  |  www.allarity.com

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the genetic signature of their cancer, are found to have a high likelihood of responding to the specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high DRP® score, the therapeutic response rate can be significantly increased. The DRP® method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines combined with clinical tumor biology filters and prior clinical trial outcomes. DRP® is based on messenger RNA from patient biopsies. The DRP® platform has proven its ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients in 37 out of 47 clinical studies that were examined (both retrospective and prospective), including ongoing, prospective Phase 2 trials of Stenoparib and IXEMPRA®. The DRP® platform, which can be used in all cancer types and is patented for more than 70 anti-cancer drugs, has been extensively published in peer reviewed literature.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide Allarity’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, all statements under the heading “Anticipated Milestones in 2022,” statements relating to the Company’s NDA submission for dovitinib and its PMA submission for the drug-specific DRP® companion diagnostic for dovitinib, any statements related to ongoing clinical trials for stenoparib for the treatment of advanced ovarian cancer, or ongoing clinical trials (in Europe) for IXEMPRA® for the treatment of metastatic breast cancer, and statements relating to the effectiveness of the Company’s DRP® companion diagnostics platform in predicting whether a particular patient is likely to respond to a specific drug. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for dovitinib or any of our other therapeutic candidates or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates, and the risk that the current COVID-19 pandemic will impact the Company’s current and future clinical trials and the timing of the Company’s preclinical studies and other operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2021 filed today with the Securities and Exchange Commission, available at the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Allarity Therapeutics, Inc.   |  210 Broadway, #201  |   Cambridge, MA   |   U.S.A.   |   NASDAQ: ALLR | www.allarity.com

ALLARITY THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2022 $	December 31, 2021 $

ASSETS
Current assets:
Cash	14,544	19,555
Other current assets	147	625
Prepaid expenses	1,249	36
Tax credit receivable	1,271	838
Total current assets	17,211	21,054
Investment in Lantern Pharma Inc. stock	314	350
Property, plant and equipment, net	6	8
Operating lease right of use assets	65	86
Intangible assets, net	13,694	28,135
Total assets	31,290	49,633

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	5,799	698
Accrued liabilities	1,342	8,590
Warrant liability	3,081	11,273
Derivative liabilities	2,265	—
Income taxes payable	52	60
Operating lease liabilities, current	82	98
Total current liabilities	12,711	20,719
Convertible promissory note and accrued interest, net	1,005	979
Derivative liabilities	—	7,181
Operating lease liabilities, noncurrent	—	9
Deferred tax	700	1,961
Total liabilities	14,416	30,849
Redeemable convertible preferred stock
Series A Convertible Preferred stock	2,142	632
Stockholders’ equity
Common stock	885	810
Additional paid-in capital	84,233	84,434
Accumulated other comprehensive (loss)	(814)	(600)
Accumulated deficit	(69,572)	(66,492)
Total stockholders’ equity	14,732	18,152
Total liabilities, redeemable convertible preferred stock & stockholders’ equity	31,290	49,633

Allarity Therapeutics, Inc.   |  210 Broadway, #201  |   Cambridge, MA   |   U.S.A.   |   NASDAQ: ALLR  |  www.allarity.com

ALLARITY THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended March 31,
	2022$	2021$
Operating expenses:
Research and development	1,289	1,185
Impairment of intangible assets	14,007	—
General and administrative	3,013	1,277
Total operating expenses	18,309	2,462
Loss from operations	(18,309)	(2,462)
Other income (expense), net	14,002	(590)
Net loss for the period before tax benefit (expense)	(4,307)	(3,052)
Income tax benefit (expense)	1,227	(33)
Net loss	(3,080)	(3,085)
Deemed 8% dividend on Preferred Stock	(1,572	—
Net loss attributable to common stockholders	(4,652)	(3,085)
Basic and diluted net loss per common share	$(0.56)	$(0.68)
Weighted-average number of common shares outstanding, basic and diluted	8,288,371	4,533,430

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Allarity Therapeutics, Inc.   |  210 Broadway, #201  |   Cambridge, MA   |   U.S.A.   |   NASDAQ: ALLR  |  www.allarity.com

Company Contact:

Jens Knudsen

Chief Financial Officer

investorrelations@allarity.com

Investor Relations:

Chuck Padala

LifeSci Advisors

+1 (646) 627-8390

chuck@lifesciadvisors.com

U.S. Media Contact:

Mike Beyer
Sam Brown, Inc.
+1 (312) 961-2502
mikebeyer@sambrown.com

EU Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc.   |  210 Broadway, #201  |   Cambridge, MA   |   U.S.A.   |   NASDAQ: ALLR  |  www.allarity.com